UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 8, 2013

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 8, 2013, the Registrant issued a press release announcing that it has redeemed 7,231 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, which was issued to the Secretary of the Treasury as part of the Registrant’s participation in the Small Business Lending Fund program (the “SBLF Preferred Stock”). The total redemption price of $7.2 million consisted of the $1,000 liquidation value per share plus accrued dividends through April 7, 2013. There are still 21,692 shares of the SBLF Preferred Stock outstanding. Both the Registrant and its subsidiary, MutualBank, remained well-capitalized under applicable regulatory guidelines after this partial redemption of the SBLF Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	By:	/s/ David W. Heeter
April 8, 2013		David W. Heeter

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 8, 2013